UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 5, 2009

CHINA YOUTH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 000–33067

Delaware (State or Other Jurisdiction of Incorporation or Organization)	87–0398271 I.R.S. Employer Identification No.)

4143 Glencoe Ave Marina Del Rey, CA (Address of Principal Executive Offices)	90292 (Zip Code)

(310) 728–1450 (Issuer’s Telephone Number, Including Area Code)

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

[ ]	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

[ ]	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01        Other Events.

           On August 5, 2009, China Youth Media, Inc. (the “Company”) issued a press release which announced that it has secured the exclusive online rights to distribute the full 2009-2010 season of the English Premier League (“EPL”) which includes such clubs as Arsenal, Chelsea, and Manchester United, to China's 30 million plus college students through Koobee, the Company's dedicated campus Intranet Television Network and media portal.

           Koobee's EPL programming is part of a licensing agreement between Youth Media (Hong Kong) Limited (“YMHK”), a company organized under the laws of Hong Kong and a wholly-owned subsidiary of the Company, and WinTV, a subscription channel in China run by state-owned Guangdong Provincial Television. The one-year agreement, which requires a certain license fee be paid to WinTV and contains other revenue sharing arrangements, grants YMHK rights to distribute WinTV's Eurosoccer Channel, which in addition to the full EPL season carries matches from other high profile European leagues like Italy's Serie A and Germany's Bundesliga. The Company intends to launch its Koobee Eurosoccer Channel following the start of the upcoming EPL season.

           A copy of aforesaid press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01          Financial Statements and Exhibits.

Exhibits:

          99.1          Press Release dated August 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YOUTH MEDIA, INC.
(Registrant)

Date:	August 5, 2009	By:	/s/ Jay Rifkin
		Name:	Jay Rifkin
		Title:	Chief Executive Officer